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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (No. 333-41989) on Form S-3 of FPA Medical Management, Inc. and in the related Prospectus and to the incorporation by reference of our report dated February 22, 1996, with respect to the 1995 and 1994 consolidated financial statements of AHI Healthcare Systems, Inc. included in the Current Reports on Form 8-K of FPA Medical Management, Inc. filed on December 10, 1997, July 31, 1997 and May 30, 1997, with the Securities and Exchange Commission.


                                               ERNST & YOUNG LLP

Los Angeles, California
December 18, 1997